                                                                  EXHIBIT (b)(4)



               SECOND AMENDMENT TO LINE OF CREDIT PROMISSORY NOTE


         THIS SECOND AMENDMENT TO LINE OF CREDIT PROMISSORY NOTE (this "Agreement"), dated as of December 26, 2001, is between and among ATRION CORPORATION, a Delaware corporation ("Atrion"), ATRION MEDICAL PRODUCTS, INC., an Alabama corporation ("AMI"), HALKEY-ROBERTS CORPORATION, a Florida corporation ("Halkey-Roberts"), QUEST MEDICAL, INC., a Texas corporation ("Quest"), ALATENN PIPELINE COMPANY, LLC, an Alabama limited liability company (successor by conversion to AlaTenn Pipeline Company, Inc. an Alabama corporation) ("AlaTenn"), ATRION LEASING COMPANY, LLC, an Alabama limited liability company (successor by conversion to Atrion Leasing Company, Inc. an Alabama corporation) ("ALI"), and ATRION INTERNATIONAL, INC., a U.S. Virgin Islands corporation ("AII") (individually, a "Borrower," and collectively, the "Borrowers") and SOUTHTRUST BANK, an Alabama banking corporation (successor by conversion to SouthTrust Bank, National Association, a national banking association)(the "Lender"').

                                    RECITALS:

         Borrowers and Lender are parties to that certain Loan and Security Agreement dated November 12, 1999 (the "Loan Agreement"), pursuant to which the Lender established a Credit Facility for the Borrowers' benefit in the maximum principal sum of Eighteen Million Five Hundred Thousand Dollars ($18,500,000). All defined terms used in this Agreement without definition shall have the meanings ascribed to them in the Loan Agreement. In order to further evidence the Credit Facility, the Borrowers executed and delivered to Lender their Line of Credit Promissory Note dated November 12, 1999 in the original stated principal amount of $18,500,000, as amended by Note Extension Agreement dated August 31, 2001 (the "Line of Credit Note"), evidencing the Line of Credit Loan portion of the Credit Facility.

         Contemporaneously herewith, Borrowers have exercised their option, as provided in Section 2.17 of the Loan Agreement, to request an increase in the principal amount of the Line of Credit Loan from $18,500,000 to $25,000,000, and the Borrowers and Lender have entered into that certain Amendment to Loan and Security Agreement of even date herewith to evidence the same (the "Amendment to Loan Agreement"). Borrowers and Lender therefore desire to enter into this Agreement in order to amend the Line of Credit Note to reflect such increased Line of Credit Loan.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. LINE OF CREDIT LOAN INCREASED. The Line of Credit Note is hereby modified and amended to increase the maximum principal amount thereof from $18,500,000 to $25,000,000, by deleting the words and figures "Eighteen Million Five Hundred Thousand Dollars ($18,500,000)" wherever the same shall appear, and by inserting in lieu thereof the words and figures "Twenty-Five Million Dollars ($25,000,000)."

         2. PRICING MATRIX. The Pricing Matrix attached as Exhibit to the Line of Credit Note is hereby deleted in its entirety, and the Revised Exhibit A which is attached hereto is inserted in lieu thereof.

         3. AMENDMENT TO LOAN AGREEMENT. All references in the Line of Credit Note to the "Loan Agreement" shall refer to the Loan Agreement, as amended by the Amendment to Loan Agreement.

         4. CONFIRMATION OF OBLIGATIONS. Except as herein modified, the Line of Credit Promissory Note shall remain in full force and effect, and the Line of Credit Promissory Note is hereby ratified and affirmed in all respects.

         5. NO NOVATION AND NO RELEASE OF COLLATERAL. The execution and delivery of this Agreement shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Line of Credit Note; rather, this Agreement is strictly amendatory in nature. The execution, delivery, and performance of this Agreement shall not operate to release any Collateral securing the Line of Credit Note nor modify or otherwise affect the lien and security interest held by Lender in and to such Collateral.

         6. COUNTERPARTS. This Agreement may be executed in multiple counterparts and using multiple signature pages and shall be binding and enforceable at such time as each party has executed a counterpart of this Agreement. The signature of any party to a counterpart of this Agreement shall bind such party to the same extent as if all parties executed a single original hereof.

         7. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

         8. INTEGRATION. Borrowers acknowledge and agree that no promises, agreements, understandings, or commitments of any nature whatsoever have been made by or on behalf of Lender in respect to the Credit Facility and the Line of Credit Promissory Note, except as set forth herein. Specifically, Borrowers acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any extension, indulgence, forbearance, or consent with respect to the Credit Facility or the Line of Credit Note or any matter relating to the Credit Facility or the Line of Credit Note, except as specifically set forth herein.

         9. SEVERABILITY. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         10. CONTROLLING LAW. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWERS AGREE THAT THE LINE OF CREDIT LOAN SHALL BE FUNDED FROM AND THIS AGREEMENT SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWERS WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE.

         11. WAIVER OF JURY TRIAL. BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO LOAN OBLIGATION, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND BORROWERS WITH RESPECT TO THE LOAN

OBLIGATIONS, THIS AGREEMENT, AND ANY OTHER LOAN DOCUMENT, OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LOAN OBLIGATIONS, THIS AGREEMENT, OR OTHERWISE, OR THE CONDUCT OF THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWERS ACKNOWLEDGE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE BORROWERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWERS AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    BORROWERS:

                                    ATRION CORPORATION,
                                    a Delaware corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President & CFO
                                        ---------------------------------------


                                    ATRION MEDICAL PRODUCTS, INC.,
                                    an Alabama corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    HALKEY-ROBERTS CORPORATION,
                                    a Florida corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    QUEST MEDICAL, INC.,
                                    a Texas corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------

                                    ALATENN PIPELINE COMPANY, LLC,
                                    an Alabama  limited liability company



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    ATRION LEASING COMPANY, LLC,
                                    an Alabama limited liability company



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    ATRION INTERNATIONAL, INC.,
                                    a U.S. Virgin Islands corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Secretary
                                        ---------------------------------------


                                    LENDER:

                                    SOUTHTRUST BANK,
                                    an Alabama banking corporation



                                    BY: /s/ Steven W. Davis
                                       ----------------------------------------
                                       Steven W. Davis.
                                       Its Senior Vice President

                               REVISED EXHIBIT A*

                                 PRICING MATRIX


If the ratio of Consolidated
Liabilities/Consolidated                               The Margin
Tangible Net Worth is:                                  Will Be:
----------------------------                         --------------
Greater than 2.00                                    200 bps (2.00%)
1.51 to 2.00                                         150 bps (1.50%)
1.15 to 1.50                                         125 bps (1.25%)
Less than 1.15                                       100 bps (1.00%)












                               Revised Exhibit A-1